Exhibit 2(k)(v)

FORM OF

SYNDICATION FEE AGREEMENT

[•], 2011

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This agreement is between ING Investments, LLC (the “Company”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) with respect to the ING Emerging Markets High Dividend Equity Fund (the “Fund”).

1.          Syndication Fee.  (a) In consideration of advice to the Company relating to, but not limited to, syndication assistance with respect to the Fund and the distribution of its common shares of beneficial interest, par value $0.01 per share (the “Shares”), including without limitation, securing syndicate participants for the Fund’s initial public offering (the “Offering”), preparation of marketing and diligence materials for underwriters, conveying information and market updates to syndicate members and coordinating syndicate orders during the Offering, the Company shall pay a fee to Morgan Stanley equal to $[•] (the “Syndication Fee”).  The Syndication Fee paid to Morgan Stanley shall not exceed [•]% of the total price to the public of the Shares sold by the Fund in the Offering.  In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Morgan Stanley pursuant to the terms of the principal underwriting agreement relating to the Offering (the “Underwriting Agreement”).

(b) The Company shall pay the Syndication Fee to Morgan Stanley on or before the Closing Date (as defined in the Underwriting Agreement) by wire transfer to the order of Morgan Stanley.  The Company acknowledges that the Syndication Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.

2.          Term.  This Agreement shall terminate upon payment of the entire amount of the Syndication Fee, as specified in Section 1 hereof, except as provided in Section 4.

3.          Indemnification.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.          Confidential Advice.  None of any advice rendered by Morgan Stanley to the Company or any communication from Morgan Stanley in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without Morgan Stanley’s prior written consent, except (i) the Company may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the Company gives Morgan Stanley prompt notice thereof unless in the opinion of the Company’s counsel it is not legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, Morgan Stanley and its counsel, unless in the opinion of the Company’s counsel it is not legally able so to consult) and (iii) on a confidential need-to-know basis, to the Fund and its officers and directors and their legal counsel, auditors and other advisors.  This confidentiality provision will terminate eighteen months from the date first written above.

5.          Not an Investment Advisor.  The Company acknowledges that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  The Company’s engagement of Morgan Stanley is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns.

6.          Not Exclusive.  Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).  Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Company.  In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Company or the Company as the agent or employee of Morgan Stanley, and neither party shall make any representation to the contrary.  It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Company and that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners, members or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities.

7.          Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.

8.          Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.          Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 shall be deemed effective service of process on such party.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

10.        Entire Agreement.  This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

11.        Notices.  All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

ING Investments, LLC

7337 E. Doubletree Ranch Rd., Suite 100

Scottsdale, Arizona 85258

Attention: General Counsel

or if to Morgan Stanley:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention:  General Counsel

or such other name or address as may be given in writing to the other parties.  Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

12.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

This Agreement shall be effective as of the date first written above.

Very truly yours,

ING INVESTMENTS, LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

INDEMNIFICATION AGREEMENT

[•], 2011

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Syndication Fee Agreement dated [•], 2011 between the Company and Morgan Stanley (the “Syndication Fee Agreement”), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) with respect to the services performed pursuant to and in accordance with the Syndication Fee Agreement whether or not such services are performed prior to the date of the Syndication Fee Agreement, the Company has agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley’s affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley’s affiliates (Morgan Stanley and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the “Activities”) performed by any Indemnified Person in connection with, or arising out of, or based upon, the Syndication Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Company and an Indemnified Person relating to the common shares of beneficial interest, par value $0.01 per share (the “Shares”) of ING Emerging Markets High Dividend Equity Fund (the “Fund”)), and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are reasonably incurred in connection with investigating, preparing, pursuing or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party.  The Company will not, however, be responsible for any losses, claims, damages, liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person.  The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

Notwithstanding the foregoing, in no event shall the Company be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such claim, suit, action, proceeding, investigation or inquiry in excess of the gross proceeds received by the Fund from the initial public offering of the Shares of the Fund (the “Offering”); provided, however, that the Company shall, as set forth above, indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all expenses (including fees and expenses of counsel) reasonably incurred in connection with investigating, preparing, pursuing or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above.

The Company will not, without Morgan Stanley’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such claim, suit, action, proceeding, investigation or inquiry.  No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the “Indemnification Agreement”) will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry referred to in the preceding paragraph.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company (including the net proceeds from the Shares sold by Morgan Stanley in the Offering before deducting expenses) and its partners and affiliates and other constituencies, on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Syndication Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its partners and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its partners or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to perform financial services bears to the fees paid to Morgan Stanley under the Syndication Fee Agreement; provided that in no event shall the Company contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Syndication Fee Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Morgan Stanley, on the other hand.

The Company acknowledges that in connection with the Offering of the Shares:  (i) Morgan Stanley has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company, the Fund or any person affiliated with the Fund or the Company, (ii) Morgan Stanley owes the Company only those duties and obligations set forth in this Indemnification Agreement and (iii) Morgan Stanley may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims any of the Company, the Fund or any person affiliated with the Fund or the Company may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley’s services under the Syndication Fee Agreement.

This Indemnification Agreement may not be assigned by either party without prior written consent of the other party.  No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.  This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in

Section 11 of the Syndication Fee Agreement shall be deemed effective service of process on such party.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.  This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Indemnification Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Very truly yours,

ING INVESTMENTS, LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title: